Exhibit 99.1

Mississippi Supreme Court Upholds Ruling Reversing Jury Verdict
and Fee Award Against Champion

        HUNTINGTON, W.Va., Sept. 17 /PRNewswire-FirstCall/ -- Champion Industries, Inc. (Nasdaq: CHMP) was advised on September 16, 2004 that the Supreme Court of Mississippi has upheld the Court of Appeals of the State of Mississippi’s February 3, 2004 reversal of a judgment and jury verdict rendered February 16, 2002 against the Company in a civil action brought in state court in Jackson, Mississippi and its remand of the case for new trial.

        The plaintiff in this civil action had asserted that the Company and its Dallas Printing Company, Inc. subsidiary had engaged in unfair competition and other wrongful acts in hiring certain of its employees. The jury awarded the plaintiff $1,745,000 in actual damages and $750,000 in punitive damages.

        On March 1, 2002, the plaintiff in the civil action filed a motion for attorney’s fees and costs in the amount of $889,401. On July 16, 2002, the court entered an order granting plaintiff $645,119 in attorney fees and expenses, and ordered that interest on the amount of the jury award accrue from February 22, 2002.

        The Company appealed both the jury award and the attorney fee and expense award. The Court of Appeals of the State of Mississippi reversed the judgment and jury verdict and remanded the case for new trial on February 3, 2004, and denied plaintiff’s petition for rehearing of that decision on June 22, 2004.

        On July 6, 2004, Plaintiff filed a petition for writ of certiorari with the Mississippi Supreme Court to contest the appeals court ruling. The Company filed its response to such petition on July 27, 2004.

        The effect of the appeals court orders of February 3, 2004 and June 22, 2004 and the Mississippi Supreme Court’s denial of plaintiff’s petition for certiorari is to negate the trial court’s award of damages and attorney’s fees previously granted against the Company, and grant a new trial on plaintiff’s claims.

        Champion is a commercial printer, business forms manufacturer and office products and office furniture supplier in regional markets east of the Mississippi. Champion serves its customers through the following companies/divisions: Chapman Printing (West Virginia and Kentucky), Stationers, Champion Clarksburg, Capitol Business Interiors, Garrison Brewer, Carolina Cut Sheets, Syscan Corporation and Champion Morgantown (West Virginia), The Merten Company (Ohio), Smith & Butterfield (Indiana and Kentucky), Bourque Printing, Upton Printing, Transdata Systems and Diez Business Machines (Louisiana), Dallas Printing (Mississippi), U.S. Tag (West Virginia), Interform Solutions and Consolidated Graphic Communications (Pennsylvania, New York and New Jersey), Donihe Graphics (Tennessee) and Blue Ridge Printing (North Carolina and Tennessee).

        Certain Statements contained in this release, including without limitation statements including the word “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

SOURCE	Champion Industries, Inc.

-0-	09/17/2004
/CONTACT: Todd Fry, CFO of Champion Industries, Inc., +1-304-528-5492/
/Web site: http://www.champion-industries.com /
(CHMP)

CO:	Champion Industries, Inc.; Dallas Printing Company, Inc.; Mississippi Supreme Court
ST:	West Virginia, Mississippi
IN:	OFP REA
SU:	LAW